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                                                                    EXHIBIT 23.4



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
                   ------------------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserve report dated February 4, 1997, relating to the estimated quantities of proved reserves of oil and gas attributable to certain interests of Plains Resources Inc. (the Company) and the related estimates of future net income and discounted future net income for certain periods, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as well as in the Notes to the Consolidated Financial Statements of the Company in such annual report. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.

                                     RYDER SCOTT COMPANY PETROLEUM ENGINEERS



                                     /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
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Houston, Texas
May 23,  1997